Exhibit 99.1

XPO Logistics Acquires Norbert Dentressangle

GREENWICH, Conn. — June 8, 2015 — XPO Logistics, Inc. (NYSE: XPO) (“XPO”) today announced that it has consummated the previously announced agreement to purchase all of the shares of Norbert Dentressangle SA held by Mr. Norbert Dentressangle and his family, representing 67% of the company’s outstanding shares, at a price of 217.50 euros per share.

Bradley Jacobs, chairman and chief executive officer of XPO Logistics, said, “We’re delighted to welcome the customers, employees and suppliers of Norbert Dentressangle to XPO. This combination is an important step in the continued execution of our growth strategy.”

Begins Rebranding as XPO Logistics

In Europe, the iconic red trucks formerly representing Norbert Dentressangle are being repainted to announce #WeAreXPO. XPO Logistics trucks will debut at the Grand Départ of the Tour de France in July, continuing a long-standing partnership as the official logistics partner of the Tour de France.

For further information: www.xpo.com and www.norbert-dentressangle.com.

About XPO Logistics, Inc.

XPO Logistics, Inc. (NYSE: XPO) is a top ten global provider of cutting-edge supply chain solutions to the most successful companies in the world. The company provides high-value-added services for surface transportation, including freight brokerage, intermodal, last mile and expedite; highly engineered contract logistics; warehousing and distribution; and global forwarding by ground, air and sea. XPO serves more than 30,000 customers with a highly integrated network of over 52,350 employees and 863 locations in 27 countries. www.xpo.com

XPO’s corporate headquarters is in Greenwich, Conn., USA, and its European headquarters is in Lyon, France. On June 8, 2015, XPO acquired 67% of the outstanding shares of Norbert Dentressangle SA. The remaining stock is traded as GND on Euronext Paris / Euronext London – Isin FR0000052870. www.norbert-dentressangle.com

Tender Offer

In accordance with French law, XPO will launch, in the coming days, an all-cash simplified tender offer to acquire the remaining outstanding shares of Norbert Dentressangle SA at a price of 217.50 euros per share. The draft documentation relating to the public offer will include the terms and conditions of the offer and will be subject to review by the Autorité des marchés financiers. The offer will only be opened after the AMF has granted its clearance. The tender offer would be followed by a squeeze out of minority shareholders if the conditions are met at the end of the offer. Ledouble SAS has been appointed as independent expert pursuant to art. 261-1 I and II of the AMF Regulations, and has concluded that the offer price is fair, notably in view of the squeeze out.

Forward-looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances.

These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include those discussed in XPO’s filings with the SEC and the following: economic conditions generally; competition; XPO’s ability to find suitable acquisition candidates and execute its acquisition strategy; the expected impact of the Norbert Dentressangle SA (“ND”) acquisition, including the expected impact on XPO’s results of operations; XPO’s ability to successfully complete the contemplated tender offer and the squeeze out of ND’s publicly held shares; the ability to successfully integrate and realize anticipated synergies and cost savings with respect to ND and other acquired companies; XPO’s ability to raise debt and equity capital; XPO’s ability to attract and retain key employees to execute its growth strategy, including retention of ND’s management teams; litigation, including litigation related to alleged misclassification of independent contractors; the ability to develop and implement a suitable information technology system; the ability to maintain positive relationships with XPO’s and ND’s networks of third-party transportation providers; the ability to retain XPO’s, ND’s and other acquired companies’ largest customers; rail and other network changes; weather and other service disruptions; and governmental regulation. All forward-looking statements set forth in this press release are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, XPO or its businesses or operations. Forward-looking statements set forth in this press release speak only as of the date hereof, and XPO undertakes no obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events except to the extent required by law.

Investor Contact:

XPO Logistics, Inc.

Tavio Headley, +1-203-930-1602

tavio.headley@xpo.com

Media Contact:

Brunswick Group

Gemma Hart, +1-212-333-3810